调研与对策

2010年第10期

浙江省中小企业局 2010年12月27日

关于进一步完善浙江省中小企业工作体系的对策建议

第10期（总第182期）

浙江是中小企业大省。目前，我省各类中小企业总数已达260多万家，全省企业总数的99%、工业总量的84 %、工业税收的81%、外贸出口的82%、工业企业从业人员的93 %都来自中小企业。浙江已经成为全国中小企业最发达的省份之一。近年来，随着中小企业发展环境和发展阶段的变化，对各级中小企业主管部门的服务指导工作提出了更高要求。如何加强我省中小企业工作体系建设，创新现有的工作方法和工作机制，完善机构设置，形成系统合力，推动中小企业又好又快发展，对于促进我省国民经济发展，推进工业化、现代化和促进社会稳定具有重大意义。

一、我省中小企业工作体系建设的现状

自1976年我省成立乡镇企业管理机构后，伴随着乡镇企业的发展，经过30多年的队伍建设，我省形成了从省到乡完善的乡镇企业行政管理体系。在2000年以前，省、市、县三级都有乡镇企业行政管理部门，绝大多数属政府组成部门或直属机构，到乡一级均设立了乡镇企业管理办公室（简称乡企办）。2000年的机构改革，有的合署办公，有的增挂了中小企业工作机构的牌子。经历了几次机构改革后，我省中小企业（乡镇企业）的职能机构有了比较大的变动，职能作用也在进一步显现。

（一）机构设置情况。据调查了解，有的地市、县设有中小企业局，有的则无，合署办公居多，职能主体不统一，相互之间职能交叉，职责不清，管理不顺，服务不便，在实际工作中不利于指导服务企业。调查显示，全省11个地市中，已设有中小企业局的有6家，占55%，其余没设中小企业局的5家地市中，在经贸系统中仅设中小企业处；全省91个县（市、区）中，设有中小企业局的有28个，占30%；其余基本设有中小企业职能科室，约占整个的95%；我省乡镇中小企业工作专职机构基本没有，每个乡镇普遍只指定1-2名工作人员兼职该项工作。具体情况分别见表一、表二。

表一　　各市中小企业工作部门情况一览表

地、市	机构名称	隶属关系	主管领导
杭州市	杭州市经委中小企业处	市经委	处长
宁波市	宁波市经委中小企业处	市经委	处长
温州市	温州市经委中小企业处	市经委	处长
嘉兴市	嘉兴市经贸委中小企业局	市政府	副主任
	（一套班子两块牌子）		兼局长
湖州市	湖州市经委中小企业局	市政府	主任
	（一套班子两块牌子）		兼局长
绍兴市	绍兴市经贸委中小企业局	市政府	主任
	（一套班子两块牌子）		兼局长
金华市	金华市经贸委企业处	市经贸委	处长
衢州市	衢州市经委中小企业局	市政府	副主任
	（一套班子两块牌子）		兼局长
丽水市	丽水市经贸委中小企业局	市政府	主任
	（一套班子两块牌子）		兼局长
台州市	台州市经委中小企业局	市政府	主任
	（一套班子两块牌子）		兼局长

舟山市	舟山市经贸委中小企业处	市经贸委	处长

表二 各县（市、区）中小企业工作机构情况一览表

地、市	县（市、区）个数	独立的中小企业局	两块牌子一套人马	已设经贸局或经发局
杭州市	13	0	9	4
宁波市	11	0	0	11
温州市	11	0	0	11
嘉兴市	7	0	5	2
湖州市	5	0	3	2
绍兴市	6	0	4	2
金华市	9	0	1	8
衢州市	6	0	6	0
丽水市	9	0	8	1
台州市	9	0	1	8
舟山市	4	0	0	4

（二）人员配备情况。目前，全省各地市、县、区中小企业工作部门，领导兼职的多，部门工作人员少。据调查，全省11个地市中，有6个设有中小企业局局长，但都是经贸委主任或副主任兼任；5个地市没有中小企业局局长，仅设立中小企业处，只配有工作人员2-3名不等，负责整个地市的中小企业工作。全省91个县（市、区）中，约有70%主抓中小企业工作的负责人由经济贸易（发展）局局长或副局长兼任，并配有1-2名相关工作人员。各地普遍反映领导力量不足，部门工作人员精力不够；我省乡镇的企办基本被撤消或并入其它部门，每个乡镇或有1名同志兼职企业工作。多数同志认为，中小企业工作说起来重要，做起来次要，许多实际工作很难落实到乡镇层面上去。

（三）中小企业专项资金配置情况。2010年中央财政扶持中小企业发展专项资金安排106亿元（还有30亿的中小企业技术改造资金），体现了中央对中小企业的高度重视。广东省在2009年一次性新增10亿元中小企业专项资金，江苏省2009年中小企业发展专项资金也达到了7亿元。浙江作为中小企业大省，中小企业专项资金只有2000万元，相对于我们正在开展的推动中小企业转型升级、建立面向中小企业的公共服务平台、构建社会化服务体系以及扶持发展小企业创业基地等工作来讲，确实有点捉襟见肘。在11个地市中仅有杭州1家专门设立了中小企业发展专项资金，其余10个地市和全省91个县（市、区）中，中小企业专项资金的来源多数在工业资金中切块；约有16%的县（市、区）没有安排中小企业发展资金。

二、市、县、乡镇三级工作机构目前存在的主要问题和困难

从调查情况看，全省中小企业系统普遍存在着体制不顺、职责不明、人员偏少、经费不足等困难。概括起来有四个方面的问题：

（一）中小企业工作体系不够完善。改革开放以来，随着我省市场经济的进一步发展完善，量大面广的中小企业已成为我省扩大就业、壮大经济和稳定社会的重要力量。但是伴随着中小企业的转型升级以及近年来机构改革的职能转变，中小企业工作体系建设并没有及时加以调整完善。调查显示，全省11个地市挂中小企业局的牌子也只有一半， 负责中小企业工作的多数市只有3-5人，县（区）一级中小企业工作的同志就更少。在乡镇（街道）原来承担中小企业工作的乡镇工办，2000年机构改革后，多数已撤消并转岗。多数县（市、区）中小企业工作部门反映，由于没有设立中小企业科（室），缺乏专门的中小企业工作机构，许多中小企业工作无法落实到基层中去，使多数中小企业处于无管理、无服务、无指导的“三无”状态。

（二）中小企业机构职能不够明确。据了解，县（市、区）一级的中小企业工作合署办公的占到87%，多数实行两块牌子，一套人马，涉及工业、农业、商贸食品等行业，涵盖劳动、安全、统计、质检等多个部门，承担的职能较多，存在职责不清、多头管理、无人管理、上下不顺的现象，有关职能部门各自为政，真正投入中小企业工作的精力也有限，在中小企业工作中难以形成合力，对上与对下业务工作联系和管理服务网络不健全。纵向工作渠道不畅，横向交流更少，这种局面削弱了政府对广大中小企业工作指导服务，也不利于中小企业的健康、长远发展。

（三）中小企业工作队伍力量薄弱。调查显示，市、县（市、区）中小企业工作人员只有2-4人的占45%，乡镇工作人员1-2人占92%，而且身兼多项工作职责，不少是由经济运行科、工业科、经发办等科室工作人员代替，有的县（市、区）1-2个人需要应对上级机关多个处室的工作任务。以杭州市为例，市下属各区、县（市）经贸系统均未设立中小企业科，通常由经济运行科或工业科等科室兼行中小企业工作职能，人手更加不足，乡镇（街道）一级更是没有设立专门的中小企业工作机构，由经发办（企办）履行工业企业管理职能，各级普遍反映从事中小企业工作的专职人员配置十分紧张。

（四）中小企业工作人员业务素质有待提高。据调查了解，县（市、区）、乡镇一级的中小企业工作人员不少是原乡镇企业工办人员临时组成的，缺编、缺人的现象比较普遍，平时无法组织业务能力方面的培训和工作交流，加之经费保障不足，体制机制不健全，造成年纪轻的进不来，年纪大的出不去，工资待遇低，人员不安心，乡镇（街道）一级尤为明显。

三、加强我省中小企业工作体系建设的对策建议

当前，加强和完善我省中小企业工作体系建设，面临着不少有利条件：一是国务院和省委省政府对中小企业工作高度重视，今年省政府还专门成立了促进中小企业发展工作领导小组，把中小企业发展列入了重要议事日程，为完善体制机制提供了重要保证。二是我省经济发展已进入了新阶段，量大面广的中小企业成长壮大，为中小企业工作系统提供了有力有为的工作舞台。三是随着县域经济的发展，财政实力的壮大，为中小企业工作体系建设提供了支撑保障。

（一）总体思路

当前我们要应势利导，顺势而为，坚持以科学发展观为统领，以“大部制”为契机，以工作机构更加健全，工作职能更加明确，工作效率更加提高为目标，强化中小企业部门工作的地位和作用。在清晰职能定位的基础上，从紧设置内部工作机构，力求工作线条明晰，职能相对集中，人员相互补位，运行程序规范高效。具体来说，就是以“大部制”改革为方向，以今年市县机构改革为契机，明确功能定位，延伸工作网络，逐步建立起与中小企业发展相适应的体系完整、权责明确、运作顺畅，覆盖省、市、县（市、区）、中心镇的中小企业工作网络，形成四级联动、上下贯通的工作体系。

（二）基本要求

在实际运行中要把握以下四个原则：一是上下协调，增强一致性，即对上要与今年的县级机构改革大体同步进行，对下要与建立完善乡镇（街道）中小企业管理部门有机结合起来。二是责任权力协调，增强明确性，即明确规定市、县、乡镇各级中小企业部门的工作职责。三是财力责任协调，增强积极性，即完善县乡财政体制，为各级中小企业工作部门履行职能提供必要的财力保证。四是人力资源协调，增强完整性。即落实编制人员，确保定人、定岗、定位。

（三）对策建议

1、建立健全中小企业工作机构。建议：市、县（区）两级全部建立中小企业工作机构，并与新成立的经济与信息化工作机构合署办公，中小企业发达市县可独立或相对独立办公，并设置相关处（科）室；乡镇一级增挂中小企业管理服务所，明确工作责任分工。

2、充实中小企业工作力量。要采取强有力的措施，确保中小企业工作机构人员队伍的充实稳定。财政、人事部门要予以资金、编制等方面的保障，确保定编、定人、定岗。原则上每个市县都要配备中小企业局长1名、副局长若干名；地市级中小企业工作机构工作人员不少于5名，县（市）级中小企业工作机构工作人员不少于4名，乡镇（街道）中小企业工作机构工作人员不少于2名。

3、提高中小企业工作人员素质。完善各级中小企业工作例会制度，每年应适时组织2-4次系统内的经验交流与工作研讨，加强沟通联络，增进协调，推动中小企业工作落实。加强基层工作人员业务培训，尤其要组织对各级中小企业工作人员的“政策法规、市场经济、信息化”等为主要内容的培训，以不断提升工作人员的工作质量和服务水平。

4、依法设立中小企业专项资金。每个市、县（市、区）都要设立中小企业专项资金，明确专门用于中小企业发展专项资金预算科目。已经设立的，要根据财政增长情况逐年增加扶持资金规模，以进一步发挥公共财政扶持中小企业转型升级的政策导向作用。

（刘树林　杨加宏）

报：省委、省政府领导，省委、省人大、省政府、省政协、省纪委、国家工业和信息化部，省经信委，省级有关部门。

发：各市、县（市、区）中小企业主管部门，本局领导，各处（中心），“长三角”联席会议成员单位。

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关于进一步完善浙江省中小企业工作体系的对策建议

第 10 期（总第 182 期）

Suggestions on Further Improvement of the Work System of Zhejiang Small and Medium Size Enterprises

Volume 10 (No. 182)

浙江是中小企业大省。目前，我省各类中小企业总数已达 260 多万家，全省企业总数的 99%、工业总量的 84 %、工业税收的 81%、外贸出口的 82%、工业企业从业人员的 93 %都来自中小企业。浙江已经成为全国中小企业最发达的省份之一。近年来，随着中小企业发展环境和发展阶段的变化，对各级中小企业主管部门的服务指导工作提出了更高要求。如何加强我省中小企业工作体系建设，创新现有的工作方法和工作机制，完善机构设置，形成系统合力，推动中小企业又好又快发展，对于促进我省国民经济发展，推进工业化、现代化和促进社会稳定具有重大意义。

Zhejiang is an important province in China in regards of small and medium size enterprises. At present, there are as many as 2.6 million small and medium size enterprises in Zhejiang, accounting for 99% of its total enterprises, 84% of its total industrial output, 81% of industrial tax, 82% of its foreign trade and export and 93% of employees in industrial enterprises. So that Zhejiang is one of the most developed provinces in China in regards of small and medium size enterprises. In recent years, with the changes in environment and the stage of development for the SMEs, authorities in charge of SMEs have faced higher demands for providing service and guidance. It is of great significance for promoting the development of provincial economy, the industrialization, modernization and social stability to strengthen the construction of SME work system, to improve the existing operating methods and mechanisms and to improve the structure of government bodies so as to form a systematic joint force for promoting the good and fast development of SMEs.

一、我省中小企业工作体系建设的现状

自 1976 年我省成立乡镇企业管理机构后，伴随着乡镇企业的发展，经过 30 多年的队伍建设，我省形成了从省到乡完善的乡镇企业行政管理体系。在 2000 年以前，省、市、县三级都有乡镇企业行政管理部门，绝大多数属政府组成部门或直属机构，到乡一级均设立了乡镇企业管理办公室（简称乡企办）。2000 年的机构改革，有的合署办公，有的增挂了中小企业工作机构的牌子。经历了几次机构改革后，我省中小企业（乡镇企业）的职能机构有了比较大的变动，职能作用也在进一步显现。

I. Current Situation of Work System Construction of Zhejiang Small and Medium Size Enterprises

Since the establishment of township enterprise management institutions in our province in 1976, and with the development of township enterprises and more than 30 years of team development, Zhejiang has formed a complete administrative system from provincial to township for township enterprises. Before the year of 2000, there were three levels of administrative service divisions, the provincial, municipal and township, and most of these divisions were government departments or institutes directly subordinate to government. The township level divisions were Township Enterprise Management Office (abbr. TEMO). The institutional reforms in 2000 led to office sharing and sub-divisions of SME operating mechanism. After several times of institutional reforms, significant changes have occurred to SME (township enterprises) functional organizations, and their functions were clarified.

（一）机构设置情况。据调查了解，有的地市、县设有中小企业局，有的则无，合署办公居多，职能主体不统一，相互之间职能交叉，职责不清，管理不顺，服务不便，在实际工作中不利于指导服务企业。调查显示，全省 11 个地市中，已设有中小企业局的有 6 家，占 55%，其余没设中小企业局的 5 家地市中，在经贸系统中仅设中小企业处；全省 91 个县（市、区）中，设有中小企业局的有 28 个，占 30%；其余基本设有中小企业职能科室，约占整个的 95%；我省乡镇中小企业工作专职机构基本没有，每个乡镇普遍只指定 1-2 名工作人员兼职该项工作。

A. Organization structuring. According to the survey, some cities and counties have municipal bureaus for small and medium size enterprises, others don't, and most of the bureaus share offices with other bureaus, so that the main body exercising the function is not unified. There are problems such as overlapping functions, unclear responsibilities and poor management and service, leading to inconvenience for providing guidance for SMEs in practical work. The survey also shows that among the 11 surveyed prefectures or cities, 6 have bureaus for small and medium size enterprises, accounting for 55%, and the other 5 only established SME division in economy and trade section; among all 91 counties (cities and districts), 28 have SME bureaus, accounting for 30%; most of the others have SME administrative offices, which accounts for 95%; there are no sole duty institutions for SMEs in most towns in our province, and commonly, most towns appoint one to two officers to do it as a part-time job.